MuniMae Announces First Quarter 2014 Financial Results, Business Updates and Investor Conference Call

BALTIMORE, May 15, 2014 /PRNewswire/ -- Municipal Mortgage & Equity, LLC (OTCQB: MMAB) ("MuniMae" or "the Company") filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the "First Quarter 2014 Report") with the Securities and Exchange Commission ("SEC") on May 15, 2014 and will hold an investor call on May 19, 2014 at 4:30 p.m. ET.

The Company reported common shareholders' equity of $80.7 million at March 31, 2014 ($2.02 per common share), representing an increase of $15.4 million from common shareholders' equity of $65.3 million at December 31, 2013 ($1.61 per common share). The increase in common shareholders' equity included $16.4 million of comprehensive income allocable to common shareholders, partially offset by a $0.9 million direct reduction to common equity as a result of the Company's share buyback program under which 0.7 million common shares were purchased at an average price of $1.28 during the first quarter 2014.

The Company reported comprehensive income to common shareholders of $16.4 million for the three months ended March 31, 2014 as compared to comprehensive income to common shareholders of $50.3 million for the three months ended March 31, 2013. The Company's comprehensive income to common shareholders for the three months ended March 31, 2014 of $16.4 million was comprised of net income allocable to common shareholders of $13.6 million as well as other comprehensive income allocable to common shareholders of $2.8 million.

Total comprehensive income to common shareholders of $16.4 million was primarily attributable to $15.0 million of gains attributable to common shareholders associated with the disposal of real estate and $4.9 million of net unrealized bond gains during the first quarter of 2014. These gains were partially offset by $3.5 million of net expenses.

Business Updates

As disclosed within the First Quarter 2014 Report, during April 2014, the Company entered into nine total return swap ("TRS") agreements with a notional amount of $75.2 million which are effectively financing bonds that the Company owned prior to its sale of MuniMae TE Bond Subsidiary, LLC ("TEB") in July 2013. Under the terms of the TRS agreements, the counterparty is required to pay the Company an amount equal to the interest payments received on the nine bonds and the Company is required to pay the counterparty a rate of Securities Industry and Financial Markets Association ("SIFMA") plus a spread of 135 basis points on the notional amount of the TRS. The Company expects to account for these TRS agreements as derivatives. In addition, the Company repurchased four bonds that it owned prior to the sale of TEB for $25.1 million plus accrued interest. These bonds will be used to collateralize the TRS agreements referenced above. The Company continues to evaluate potential investment opportunities for its remaining unrestricted cash balance which totaled $97.6 million at March 31, 2014, of which $25.1 million was used in the April 2014 TRS transaction.

Michael Falcone, MuniMae's Chief Executive Officer and President stated, "The new TRS transaction expands an investment program that produces attractive risk adjusted returns projected to be in the mid-teens on the $25.1 million invested. On a combined basis, subsequent to our sale of TEB, we have now deployed approximately $38 million of cash into performing bond investments with an unpaid principal balance of about $160 million, which are financed by TRS with notional amounts of about $126 million that we anticipate will yield mid-teen returns over the five year TRS term. We currently see a limited opportunity to do additional transactions of this type moving forward. Subsequent to the most recent bond repurchases and TRS transactions, we still have a significant amount of cash to reinvest and based on our most recent projections we do not expect to grow shareholders' equity through positive operating cash flows this year as we currently expect our operating results to be roughly breakeven for the remainder of the year."

On May 8, 2014, the Board of Directors authorized an amendment to the stock repurchase program whereby the maximum number of shares authorized under the program was increased by 2.0 million shares, to 7.0 million from the prior 5.0 million. The maximum repurchase price remains at 95% of the Company's last reported common shareholders' equity per share. Accordingly, the maximum price the Company may pay to repurchase stock based on its First Quarter 2014 Report until the maximum price is reset upon the filing of its 2014 second quarter filing, or the plan is amended, is $1.92. Mr. Falcone continued, "Although we can currently pay up to $1.92 per share, I do want to emphasize that this is a maximum price and that going forward, we will continue to repurchase shares only at prices that we believe are competitive with alternative investments. In authorizing the expansion of the share repurchase program the Board of Directors has reaffirmed its commitment to return capital to shareholders and enhance liquidity in our shares."

Additional Financial Information

Additional financial information is reflected on Exhibits A and B and will be used during the Company's upcoming conference call. Exhibit A is a non-GAAP presentation that provides an Adjusted Balance Sheet showing on a deconsolidated basis the assets and liabilities that underlie the Company's reported common shareholders' equity at March 31, 2014 and December 31, 2013. Exhibit B is a non-GAAP presentation that provides an Adjusted Income Statement that is a direct attribution of the Company's operating activities that are reported through the collection of the following line items within the Company's GAAP financial statements: Revenue from consolidated funds and ventures ("CFVs"); Expenses from CFVs; Net gains related to CFVs; Equity in losses from Lower Tier Property Partnerships ("LTPPs") of CFVs; Net losses (income) allocable to noncontrolling interests in CFVs and International Housing Solutions ("IHS"), and Income from discontinued operations, net of tax.

These non-GAAP measures are used by management and are disclosed in addition to the First Quarter 2014 Report to provide investors a tool to more easily understand the Company's operating results and financial position. Exhibit C reconciles the non-GAAP historical presentation contained in Exhibit A to the Company's GAAP Consolidated Balance Sheets contained in the Company's First Quarter 2014 Report. Exhibit D reconciles the non-GAAP presentation contained in Exhibit B to the Company's Consolidated Statements of Operations contained in the Company's First Quarter 2014 Report

Conference Call Information

The Company plans to host a conference call on Monday, May 19, 2014 at 4:30 p.m. ET to provide a business update and review financial results for the quarter ended March 31, 2014. The conference call will be webcast. All interested parties are welcome to join the live webcast, which can be accessed through the Company's web site at www.munimae.com, under Investor Relations. Participants may also join the conference call by dialing toll free 1-877-870-4263 or 1-412-317-0790 for international participants and 1-855-669-9657 for Canadian participants.

An archived replay of the event will be available one hour after the event through 9:00 a.m. on May 27, 2014, toll free at 1-877-344-7529, or 1-412-317-0088 for international participants (Passcode: 10046638).

Annual Meeting Reminder

As a reminder, the Company will hold its annual shareholders' meeting on Tuesday, May 20, 2014, at 1:00 p.m. ET, at the offices of Gallagher Evelius & Jones, LLP, 218 N. Charles Street, Suite 400, Baltimore, MD 21201.

The First Quarter 2014 Report is posted to MuniMae's web site at www.munimae.com, under Investor Relations, and is available at the SEC's web site at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, and changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Release.

MUNIMAE: INTEGRITY. INNOVATION. SERVICE.
www.MuniMae.com

EXHIBIT A
Municipal Mortgage & Equity, LLC Adjusted Balance Sheets (unaudited)

(in thousands, except per share data)		Adjusted Balance Sheet March 31, 2014	Adjusted Balance Sheet December 31, 2013
	ASSETS
1	Cash and cash equivalents	$97,589	$66,794
2	Adjusted restricted cash(1)	35,007	35,006
3	Adjusted bonds available-for-sale(1)	222,613	243,077
4	Adjusted investment in SA Fund and SA Partnership(1)	4,859	4,821
5	Adjusted real estate held-for-use, net(1)	24,376	24,532
6	Real estate held-for-sale, net	20,872	24,090
7	Investment in preferred stock	31,371	31,371
8	Adjusted other assets(1)	19,624	18,111
9	Total assets	$456,311	$447,802
	LIABILITIES AND EQUITY
10	Adjusted debt(1)	$345,672	$350,361
11	Accounts payable and accrued expenses	6,941	8,723
12	Adjusted deferred revenue(1)	18,452	18,846
13	Adjusted other liabilities(1)	6,203	6,174
14	Total liabilities	$377,268	$384,104
	Equity:
15	Adjusted noncontrolling interests in CFVs and IHS(1)	$(1,695)	$(1,648)
	Common shareholders' equity:
16	Common shares, no par value	41,303	28,687
17	Accumulated other comprehensive income	39,435	36,659
18	Total common shareholders' equity	80,738	65,346
19	Total equity	79,043	63,698
20	Total liabilities and equity	$456,311	$447,802
	Common shareholders' equity per share
21	Total common shareholders' equity	$80,738	$65,346
22	Common shares outstanding(2)	40,020	40,561
23	Common shareholders' equity per common share	$2.02	$1.61
	Fully diluted common shareholders' equity per share
24	Diluted common shareholders' equity(3)	$83,095	$67,046
25	Diluted common shares outstanding(4)	41,551	42,062
26	Fully diluted common shareholders' equity per common share	$2.00	$1.59

(1)

Indicates a non-GAAP financial measure. See Exhibit C for a reconciliation between the Adjusted Balance Sheet at March 31, 2014 and December 31, 2013, as presented above, and the Consolidated Balance Sheets included with the Company's First Quarter 2014 Report.  Rows not indicated by the footnote reflect amounts as presented on the Company's Consolidated Balance Sheets included with the Company's First Quarter 2014 Report.

(2)	Includes shares issued and outstanding as well as non-employee directors' and employee vested deferred shares.

(3)

Excludes the Company's liability for options held by employees ($2.3 million and $1.6 million at March 31, 2014 and December 31, 2013, respectively) and unvested time based deferred shares of $0.1 million at March 31, 2014 and December 31, 2013.

(4)

Includes the common stock equivalents associated with unvested share awards as well as in-the-money option awards unless they are contingent upon a certain share price that has not yet been achieved. The common stock equivalents (and gross share awards outstanding) were 1.5 million (1.9 million) and 1.5 million (2.0 million) at March 31, 2014 and December 31, 2013, respectively.

EXHIBIT B
Municipal Mortgage & Equity, LLC Adjusted Income Statement

		For the three months ended March 31,
	(in thousands, unaudited)	2014	2013
1	Adjusted bond interest income(1)	$5,688	$17,095
2	Income on preferred stock investment	1,297	1,297
3	Adjusted asset management fees (1)	1,432	1,048
4	Adjusted other income(1)	407	494
5	Total income	8,824	19,934

6	Adjusted interest expense(1)	(4,854)	(12,719)
7	Adjusted operating expenses(1)	(6,308)	(8,984)
8	Total expense	(11,162)	(21,703)

9	Adjusted net (losses) gains on assets and derivatives(1)	(287)	1,480
10	Net gains on early extinguishment of liabilities	−	36,263
11	Adjusted net gains on sale of real estate(1)	15,042	3,649
12	Net gains due to real estate consolidation and foreclosure	2,003	−
13	Adjusted other net losses (1)	(864)	(1,874)
14	Adjusted income tax benefit(1)	50	1,527
15	Net income to common shareholders	$13,606	$39,276

16	Total other comprehensive income to common shareholders	2,776	10,987
17	Comprehensive income to common shareholders	$16,382	$50,263

(1)

Indicates a non-GAAP financial measure. See Exhibit D for a reconciliation between the adjusted measures presented above and the Consolidated Statements of Operations included with the Company's First Quarter 2014 Report.

EXHIBIT C
	Municipal Mortgage & Equity, LLC Reconciliation of Adjusted Balance Sheet
		March 31, 2014					December 31, 2013
(in thousands, unaudited)		GAAP Balance Sheet		Consolidation Adjustments		Adjusted Balance Sheet	GAAP Balance Sheet		Consolidation Adjustments		Adjusted Balance Sheet
	ASSETS
1	Cash and cash equivalents	$97,589	$	−		$97,589	$66,794	$	−		$66,794
2	Adjusted restricted cash	87,477		(52,470)	(1)	35,007	87,903		(52,897)	(1)	35,006
3	Adjusted bonds available-for-sale	184,883		37,730	(2)	222,613	195,332		47,745	(2)	243,077
4	Adjusted investments in Lower Tier Property Partnerships related to CFVs	274,229		(274,229)	(1)	−	286,007		(286,007)	(1)	−
5	Adjusted SA Fund investments	162,667		(162,667)	(1)	−	158,325		(158,325)	(1)	−
6	Adjusted investment in SA Fund and SA Partnership	−		4,859	(3)	4,859	−		4,821	(3)	4,821
7	Adjusted real estate held-for-use, net	109,340		(84,964)	(4)	24,376	120,576		(96,044)	(4)	24,532
8	Real estate held-for-sale, net	20,872		−		20,872	24,090		−		24,090
9	Investment in preferred stock	31,371		−		31,371	31,371		−		31,371
10	Adjusted other assets	45,655		(26,031)	(5)	19,624	44,960		(26,849)	(5)	18,111
11	Total assets	$1,014,083		$(557,772)		$456,311	$1,015,358		$(567,556)		$447,802
	LIABILITIES AND EQUITY
12	Adjusted debt	$436,984		$(91,312)	(1)	$345,672	$441,963		$(91,602)	(1)	$350,361
13	Accounts payable and accrued expenses	6,941		−		6,941	8,723		−		8,723
14	Adjusted unfunded equity commitments to Lower Tier Property Partnerships related to CFVs	13,461		(13,461)	(1)	−	13,461		(13,461)	(1)	−
15	Adjusted deferred revenue	−		18,452	(6)	18,452	−		18,846	(6)	18,846
16	Adjusted other liabilities	13,245		(7,042)	(7)	6,203	12,352		(6,178)	(7)	6,174
17	Total liabilities	$470,631		$(93,363)		$377,268	$476,499		$(92,395)		$384,104
	Equity:
18	Adjusted noncontrolling interests in CFVs and IHS	$462,714		$(464,409)	(8)	$(1,695)	$473,513		$(475,161)	(8)	$(1,648)
	Common shareholders' equity:
19	Common shares, no par value	41,303		−		41,303	28,687		−		28,687
20	Accumulated other comprehensive income	39,435		−		39,435	36,659		−		36,659
21	Total common shareholders' equity	80,738		−		80,738	65,346		−		65,346
22	Total equity	543,452		(464,409)		79,043	538,859		(475,161)		63,698
23	Total liabilities and equity	$1,014,083		$(557,772)		$456,311	$1,015,358		$(567,556)		$447,802

(1)	Each of these adjustments are reflected on the Company's Consolidated Balance Sheets included with the First Quarter 2014 Report and denoted as balances related to CFVs.

(2)

Represents the carrying basis of the bonds eliminated in consolidation. This amount excludes net unrealized gains occurring since consolidation that have not been reflected in the Company's common shareholders' equity given that the Company is required to consolidate and account for the real estate, which prohibits an increase in value from its original cost basis until the real estate is sold ($2.0 million and $2.5 million at March 31, 2014 and December 31, 2013, respectively).

(3)

Represents the Company's equity investment in the SA Fund that it manages that was eliminated in consolidation ($3.7 million and $3.6 million at March 31, 2014 and December 31, 2013, respectively) and the Company's equity investment in the SA Partnership which was included within other assets on the Company's Consolidated Balance Sheets ($1.2 million at March 31, 2014 and December 31, 2013).

(4)

Represents the removal of real estate related to CFVs as denoted on the Company's Consolidated Balance Sheets ($91.2 million and $102.3 million at March 31, 2014 and December 31, 2013, respectively). This amount was offset by the addition of an investment in a real estate partnership which was included within other assets on the Company's Consolidated Balance Sheets ($6.2 million and $6.3 million at March 31, 2014 and December 31, 2013, respectively).

(5)

Represents the removal of other assets related to CFVs as denoted on the Company's Consolidated Balance Sheets ($22.7 million and $23.7 million at March 31, 2014 and December 31, 2013, respectively) as well as the reclassifications of the Company's investment in SA Partnership from other assets to Investment in SA Fund and SA Partnership (as discussed in note 3 above) and an investment in a real estate partnership from other assets to real estate held-for-use, net (as discussed in note 4 above). These amounts were offset by other assets attributable to the Company that were eliminated in consolidation of $4.1 million and $4.4 million at March 31, 2014 and December 31, 2013, respectively.

(6)

Represents deferred revenue attributable to the Company that was eliminated in consolidation of $16.4 million and $16.7 million at March 31, 2014 and December 31, 2013, respectively (primarily related to unamortized guarantee fees that the Company received in connection with its low income housing tax credit funds ("LIHTC Funds")). This amount also includes deferred revenue of $2.1 million at March 31, 2014 and December 31, 2013, which was included within other liabilities on the Company's Consolidated Balance Sheets.

(7)

Represents the removal of other liabilities related to CFVs as denoted on the Company's Consolidated Balance Sheets ($5.0 million and $4.0 million at March 31, 2014 and December 31, 2013, respectively) as well as the reclassification of deferred revenue (as discussed in note 6 above).

(8)

Represents the amount of noncontrolling interest attributable to the Company's consolidated LIHTC Funds, SA Fund and Lower Tier Property Partnerships. It does not include the noncontrolling interest attributable to IHS.

EXHIBIT D
Municipal Mortgage & Equity, LLC Reconciliation of Adjusted Income Statement
	(in thousands, unaudited)	For the three months ended March 31,
	Adjusted Bond Interest Income	2014		2013
1	Interest on bonds on the Consolidated Statements of Operations ("Income Statement")	$5,160		$15,795
2	Note 14 - Discontinued Operations - Interest income	185	(b)	615	(b)
3	Note 15 - CFVs - Interest income	343	(a)	685	(a)
4	Total	$5,688		$17,095
	Adjusted Asset Management Fees
5	Note 15 - CFVs - Asset management fees	$841	(a)	$858	(a)
6	Reported through Other income on the Income Statement	591		190
7	Total	$1,432		$1,048
	Adjusted Other Income
8	Interest on loans and short-term investments on the Income Statement	$145		$143
9	Reported through Other income on the Income Statement	262		351
10	Total	$407		$494
	Adjusted Interest Expense
11	Total interest expense on the Income Statement	$1,203		$6,289
12	Interest expense on the Income Statement (reported through operating and other expenses)	3,573		4,129
13	Income allocable to perpetual preferred shareholders on the Income Statement	−		2,005
14	Reported through Net (losses) gains on assets and derivatives on the Income Statement	78		296
15	Total	$4,854		$12,719
	Adjusted Operating Expenses
16	Salaries and benefits on the Income Statement	$3,329		$3,888
17	General and administrative on the Income Statement	963		1,293
18	Professional fees on the Income Statement	1,382		2,344
19	Reported through Other expenses on the Income Statement	634		1,459
20	Total	$6,308		$8,984
	Adjusted Net (Losses) Gains on Assets and Derivatives
21	Net (losses) gains on assets and derivatives on the Income Statement	$(365)		$1,184
22	Interest on derivatives reported through Adjusted Interest Expense above	78		296
23	Total	$(287)		$1,480

	(in thousands, unaudited)	For the three months ended March 31,
	Adjusted Net Gains on Sale of Real Estate	2014			2013
24	Note 14 - Discontinued Operations - Net gains on disposal of REO	$15,037	(b)	$	−
25	Note 14 - Discontinued Operations - Net gains on redemption of bonds	5	(b)		3,649	(b)
26	Total	$15,042			$3,649

	Adjusted Other Net Losses
27	Reported through Other expenses on the Income Statement	$(277)			$(475)
28	Impairment on bonds on the Income Statement	−			(353)
29	Note 14 - Discontinued Operations - Other income	385	(b)		459	(b)
30	Note 14 - Discontinued Operations - Other expense	(479)	(b)		(698)	(b)
31	Note 15 - CFVs - Guarantee fees	331	(a)		331	(a)
32	Note 15 - CFVs - Equity in losses from LTPPs	(949)	(a)		(1,499)	(a)
33	Note 15 - CFVs - Equity in income from SA Fund	128	(a)		282	(a)
34	Note 15 - CFVs - Other expense	(59)	(a)		(71)	(a)
35	Equity in income from IHS reported through an allocation of income	56	(a)		150	(a)
36	Total	$(864)			$(1,874)
	Adjusted Income Tax Benefit
37	Income tax benefit on the Income Statement	$554			$1,527
38	Note 14 - Discontinued Operations - Income tax expense	(504)	(b)		−
39	Total	$50			$1,527
	Activity Related to CFVs
40	Revenue from CFVs on the Income Statement	$5,050			$2,788
41	Expenses from CFVs on the Income Statement	(11,649)			(11,431)
42	Net gains related to CFVs on the Income Statement	4,809			14,987
43	Equity in losses from LTPPs of CFVs on the Income Statement	(7,428)			(6,418)
44	Net losses allocable to noncontrolling interest in CFVs and IHS - continuing operations on the Income Statement	9,909			810
45	Total	$691			$736
46	Sum of note (a) line items	$691			$736
	Discontinued operations
47	Income from discontinued operations, net of tax on the Income Statement	$14,479			$5,061
48	Net losses (income) allocable to noncontrolling interests in CFVs and IHS - discontinued operations on the Income Statement	150			(1,036)
49	Total	$14,629			$4,025
50	Sum of note (b) line items	$14,629			$4,025

CONTACT: Brooks Martin, Investor Relations, (855) 650-6932